Exhibit 21

THE McGRAW-HILL COMPANIES, INC.

Subsidiaries of Registrant

Listed below are all the subsidiaries of Registrant, except certain inactive subsidiaries and certain other McGraw-Hill’s subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

	State or	Percentage
	Jurisdiction	of Voting
	of	Securities
	Incorporation	Owned

The McGraw-Hill Companies, Inc.	New York	Registrant
BizNet.TV, Inc.	New York	50
*BizNet, LLC	Delaware	80
CTB/McGraw-Hill LLC	Delaware	100
International Advertising/McGraw-Hill, Inc.	Delaware	100
Landoll, Inc.[1]	Ohio	100
McGraw-Hill Broadcasting Company, Inc.	New York	100
McGraw-Hill Capital, Inc.	New York	100
*International Valuation Services, Inc.	Delaware	40
McGraw-Hill Interamericana, Inc.	New York	100
McGraw-Hill International Enterprises, Inc.	New York	100
*McGraw-Hill Interamericana do Brasil Ltda.	Brazil	100
*McGraw-Hill Korea, Inc.	Korea	100
*McGraw-Hill (Malaysia) Sdn.Bhd	Malaysia	100
McGraw-Hill News Bureaus, Inc.	New York	100
McGraw-Hill New York, Inc.	New York	100
McGraw-Hill Publications Overseas Corporation	New York	100
McGraw-Hill Real Estate, Inc.	New York	100
McGraw-Hill Ventures, Inc.	Delaware	100
Money Market Directories, Inc.	New York	100
Standard & Poor’s Europe, Inc.	Delaware	100
Standard & Poor’s International, LLC	Delaware	100
*Credit Rating Information Services of India Limited	India	9.6
*Taiwan Ratings Corporation	Taiwan	50
Standard & Poor’s International Services, Inc.	Delaware	100
Standard & Poor’s Investment Advisory Services LLC	Delaware	100
Standard & Poor’s, LLC	Delaware	100
Standard & Poor’s Securities Evaluations, Inc.	New York	100
*J.J. Kenny Drake, Inc.	New York	100
*Kenny Services, Inc.	New York	100
Standard & Poor’s Securities, Inc.	Delaware	100
Sunshine International, Inc.	Delaware	100

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Exhibit 21

	State or	Percentage
	Jurisdiction	of Voting
	of	Securities
	Incorporation	Owned

Beijing Business E-win Information & Consultant Co.	China	50
Colinalibros, S.A.	Argentina	100
Editora McGraw-Hill de Portugal, Ltda.	Portugal	100
Editorial Interamericana, S.A.	Colombia	100
Lands End Publishing	New Zealand	100
McGraw-Hill Australia Pty Limited	Australia	100
*McGraw-Hill Book Company New Zealand Limited	New Zealand	100
*Mimosa Publications Pty Ltd.	Australia	100
*Carringbush Publications Pty Ltd.	Australia	100
*Dragon Media International Pty Ltd.	Australia	100
*Platypus Media Pty Ltd.	Australia	100
*Yarra Pty Ltd.	Australia	100
*Standard & Poor’s (Australia) Pty Ltd.	Australia	100
*Standard & Poor’s Information Services (Australia) Pty Ltd.	Australia	100
McGraw-Hill Data Services - Ireland, Ltd.	Ireland	100
McGraw-Hill Holdings Europe, Ltd.	United Kingdom	100
*McGraw-Hill Finance Europe Limited	United Kingdom	100
* McGraw-Hill Iberia, Inc	Delaware	100
*McGraw-Hill International (U.K) Limited	United Kingdom	100
*Open International Publishing Limited	United Kingdom	100
*Standard & Poor’s AB	Sweden	100
*Standard & Poor’s EA Ratings	Russia	70
*The McGraw-Hill Companies GmbH	Germany	100
*The McGraw-Hill Companies, SA	France	100
*The McGraw-Hill Companies, SRL	Italy	100
*The McGraw-Hill Companies Limited	United Kingdom	100
*Standard & Poor’s Fund Services Asia Limited	Hong Kong	100
*Standard & Poor’s Fund Services, GmbH	Germany	100
*Standard & Poor’s Fund Services, SaRL	France	100
*Standard & Poor’s Fund Services, Inc.	Massachusetts	100
*The McGraw-Hill Companies Switzerland GmbH	Switzerland	100
*Xebec Multi Media Solutions Limited	United Kingdom	100
McGraw-Hill Information Systems Company of Canada Limited	Ontario, Canada	100
McGraw-Hill/Interamericana de Chile Limitada	Chile	100
McGraw-Hill/Interamericana de Espana, S.A.	Spain	100
*Standard & Poor’s Espana, S.A.	Spain	100
McGraw-Hill/Interamericana de Venezuela S.A.	Venezuela	100
McGraw-Hill/Interamericana Editores, S.A. de C.V. Mexico		100
*Grupo McGraw-Hill, S.A. de C.V.	Mexico	100
McGraw-Hill/Interamericana, S.A.	Panama	100
McGraw-Hill Ryerson Limited	Ontario, Canada	70
MHFSCO, Ltd.	U.S. Virgin Islands	100
Shortland Publications	New Zealand	100
Standard & Poor’s, S.A. de C.V.	Mexico	100
Tata McGraw-Hill Publishing Company Private Limited	India	66.25
The McGraw-Hill Companies (Canada) Corp.	Nova Scotia, Canada	100

*Subsidiary of a subsidiary.

[1] Sold in January 2004 as part of the Landoll, Frank Schaffer and relate juvenile retail publishing businesses disposition.

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